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                                                                    EXHIBT 10-AR

                                SECOND AMENDMENT
                                     TO THE
                              FOXMEYER CORPORATION
                 EMPLOYEES' SAVINGS AND PROFIT SHARING PROGRAM


             WHEREAS, FoxMeyer Corporation ("FoxMeyer") has established the FoxMeyer Corporation Employees' Savings and Profit Sharing Plan effective as of January 1, 1993 (as amended, the "Plan");

             WHEREAS, Article X of the Plan provides that FoxMeyer may amend the Plan at any time;

             WHEREAS, the Board of Directors of FoxMeyer has (a) established a Plan Committee as the Plan Administrator to assist the Board in administering the Plan and (b) appointed Sandra K. Stevens, a member of the Plan Committee, as an Authorized Officer to act on behalf of the Plan Committee;

             WHEREAS, FoxMeyer Health Corporation, formerly known as National Intergroup, Inc. ("FHC"), has maintained the Retirement Savings Plan for Salaried Employees of National Intergroup, Inc. (the "NII Plan");

             WHEREAS, the Board of Directors of FHC has approved the termination of the NII Plan, effective as of March 31, 1995, and, in connection with such termination, participants in the NII Plan will under certain circumstances have the funds in their NII Plan accounts transferred to the Plan, subject to certain restrictions on investment alternatives; and

             WHEREAS, FoxMeyer and the Plan Committee have determined to amend the Plan to reflect the restrictions on the investment

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alternatives available to participants whose funds are transferred from the NII
Plan;

             NOW, THEREFORE, the Plan is hereby amended by adding a new Section
2.04 to the Plan, as follows:

        Participants in the Retirement Savings Plan for Salaried Employees of National Intergroup, Inc. (the "NII Plan") whose NII Plan account cannot be distributed upon termination of the NII Plan on or about March 31, 1995 because (i) the participant cannot be found, (ii) the participant does not consent to the distribution, or (iii) the participant elects an installment distribution of his or her account, shall become Members of this Plan by having their NII Plan account transferred to an Individual Account under this Plan, and any and all elections and designations made by such Members (including but not limited to designations of Beneficiaries) that such persons made under the NII Plan shall be deemed to have been made under the Plan; provided, however, that notwithstanding anything in this Plan that may be to the contrary, (a) all funds in an Individual Account transferred to this Plan from any NII Plan account shall be deposited only in the Separate Fund maintained by the Trustees as a money market fund or equivalent and (b) such Members shall not have any right to change or reallocate the amounts in such Individual Accounts into any other Separate Fund maintained by the Trustees.


             IN WITNESS WHEREOF, FoxMeyer Corporation has executed this Amendment effective as of March 31, 1995.


                              FOXMEYER CORPORATION



                              By: /s/ Sandra K. Stevens
                                  ---------------------------------

                              Name:   Sandra K. Stevens

                              Title:  Vice President - Human
                                      Resources and Administration
                                      and Authorized Officer of the
                                      Plan Committee